UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2005

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island 02903
(Address of principal executive offices)

Registrant's telephone number, including area code: (401) 421-2800

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

            On July 25, 2005, Textron Financial Corporation ("Textron Financial"), a wholly owned subsidiary of Textron Inc., entered into Amendment No. 1 to its Five-Year Credit Agreement in the amount of $1 billion ("Five- Year Agreement") and Amendment No. 2 to its 364-Day Credit Agreement in the amount of $500 million ("One-Year Agreement") (collectively, the "Credit Facilities"), each with JP Morgan Chase Bank N.A. as administrative agent and other banks. The Five-Year Agreement has been extended until 2010 and may be extended for two additional one-year periods. The One-Year Agreement has been extended until July 24, 2006.

            Each of the Credit Facilities removed the Restricted Payment provision, which limited the amount of dividends or other distributions that Textron Financial may pay. Barclays Bank PLC, Citibank, N.A. and Deutsche Bank Securities Inc. have been appointed Documentation Agents, and Bank of America, N.A. is now the sole Syndication Agent.

            In the event Textron Financial utilizes either Credit Facility, Textron Financial has two options with respect to interest on such borrowings. The first option is for interest to be payable at rates based on the London Interbank Offered Rate ("LIBOR") plus a Euro-Dollar Margin, which margin will be based on loan utilization and will range among different pricing levels, depending on Textron Financial's long-term debt ratings by Standard and Poor's ("S&P"), Moody's Investor Service ("Moody's") and Fitch Ratings Ltd. ("Fitch"). Alternatively, Textron Financial may opt to pay interest at the higher of (i) the administrative agent's floating prime lending rate or (ii) the federal funds rate plus 0.50% per annum. The Credit Facilities also permit Textron Financial to request the administrative agent to solicit competitive bids for borrowings from the banks at a margin over LIBOR or at an absolute rate.

            Textron Financial will pay quarterly Facility Fees, regardless of borrowing activity under the Credit Facilities. The quarterly fees for the Credit Facilities will range among different pricing levels depending on Textron Financial's ratings by S&P, Moody's and Fitch. In the event Textron Financial causes letters of credit to be issued under the Five Year Agreement, Textron Financial will pay letter of credit fees based on Euro-Dollar margins, which will range depending on Textron Financial's ratings by S&P, Moody's and Fitch.

            Based on Textron Financial's current S&P, Moody's and Fitch ratings (A-, A3 and A-, respectively), the interest rates, facility fees, utilization fees and letter of credit fees will be based on a Level III pricing schedule. As a result, Textron Financial would pay (i) facility fee rates in the amount of 8 basis points under the Five Year Agreement and 6 basis points under the One Year Agreement; (ii) interest rates based on the amount utilized under each Credit Facility at the rate of LIBOR plus Euro-Dollar Margins of (a) either 17 basis points (for outstanding amounts $500,000,000 and under) and 27 basis points (for outstanding amounts over $500,000,000) under the Five Year Loan and (b) either 19 basis points (for outstanding amounts $250,000,000 and under) and 29 basis points (for outstanding amounts over $250,000,000) under the One Year Agreement and (iii) letter of credit fees equal to 27 basis points of the outstanding amount of any letter of credit issued under the Five Year Agreement.

            The summary of the Amendments set forth in this Item 1.01 is qualified in its entirety by reference to the text of the Amendments, copies of which are incorporated by reference herein as Exhibits 10.1 and 10.2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
                    Off-Balance Sheet Arrangement of a Registrant

            The information described above under "Item 1.01. Entry into a Material Definitive Agreement" is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

     (c)     Exhibits

Exhibit Number	Description
10.1

Amendment No. 1, dated as of July 25, 2005, to the Five-Year Credit Agreement dated as of July 28, 2003 among Textron Financial, the Banks listed therein, and JPMorgan Chase Bank N.A., as Administrative Agent. Incorporated by reference to Exhibit 10.1 of Textron Financial Corporations Current Report on Form 8-K dated July 25, 2005.

10.2

Amendment No. 2, dated as of July 25, 2005, to the 364-Day Credit Agreement dated as of July 28, 2003, among Textron Financial, the Banks listed therein, and JPMorgan Chase Bank N.A., as Administrative Agent. Incorporated by reference to Exhibit 10.2 of Textron Financial Corporations Current Report on Form 8-K dated July 25, 2005.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date: July 27, 2005

s/ Mary F. Lovejoy
By: Mary F. Lovejoy
Vice President and Treasurer

EXHIBIT INDEX
Exhibit Number	Description

10.1

Amendment No. 1, dated as of July 25, 2005, to the Five-Year Credit Agreement dated as of July 28, 2003 among Textron Financial, the Banks listed therein, and JPMorgan Chase Bank N.A., as Administrative Agent. Incorporated by reference to Exhibit 10.1 of Textron Financial Corporations Current Report on Form 8-K dated July 25, 2005.

10.2

Amendment No. 2, dated as of July 25, 2005, to the 364-Day Credit Agreement dated as of July 28, 2003, among Textron Financial, the Banks listed therein, and JPMorgan Chase Bank N.A., as Administrative Agent. Incorporated by reference to Exhibit 10.2 of Textron Financial Corporations Current Report on Form 8-K dated July 25, 2005.